Exhibit 10.11

                              CONSULTING AGREEMENT


         This AGREEMENT (hereinafter the "Agreement") dated as of August 14, 1997 by and between Conserver Corporation of America, a corporation organized under the laws of the State of Delaware and any of its affiliated entities (hereinafter the "Company") and Star Casinos Limited, a company organized with limited liability under the laws of Cyprus (hereinafter the "Consultant").

         WHEREAS, subject to stockholder approval, the Company is seeking to enter into a new line of business in the hotel and casino industry; and

         WHEREAS, the Company has entered or plans to enter into certain agreements, which remain subject to stockholder approval and other conditions (collectively, the Agreements") pursuant to which the Company has rights to invest in and develop a hotel and casino project in Sakhalin Island, the Russian Federation (the "Sakhalin Project"); and

         WHEREAS, the Company desires to engage the Consultant to provide consulting and technical services to the Company and its affiliated entities in connection with advising the Company with respect to its involvement in the planning, developing, equipping, pre-opening and other operational activities of the Sakhalin Project and other casinos to be developed in the future by the Company (each a "Project" and collectively, the "Projects"); and

         WHEREAS, the Consultant is experienced in the planning, developing, equipping, pre-opening and other operational activities of casino projects.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Advisory and Technical Services.

         Upon the terms and conditions contained herein, Consultant agrees to make available the services of David Hartley ("Hartley") to provide at all times reasonably requested by the Company, advisory and technical consulting services described herein to the Company with respect to the Projects, including the Sakhalin Project and other casinos which have been identified by the Company for possible future development by the Company. The Consultant shall also make available the services of Hartley to identify for the Company, other potential casino opportunities which the Company may pursue, based upon the Company's specific criteria.

2.       The Engagement: Phases of Development and Operation.

         Subject to the terms and conditions hereinafter set forth, the Company does hereby engage and retain the Consultant and the Consultant does hereby agree to be engaged and retained by the Company, to provide the services hereinafter described.

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         The services to be rendered by the Consultant to the Company with respect to each Project shall involve two phases, which are defined generally as:

         2.1 The preliminary planning, developing, equipping, pre-opening and other operational activities of the Project
                  ("Phase I"); and

         2.2      The operations phase for the Project ("Phase II").

3.       Term of Agreement.

         This Agreement shall become effective on the later of (i) October 1, 1997 and (ii) the date of receipt of stockholder approval for the Agreements (the "Commencement Date") and shall terminate two years thereafter, subject to extension based upon the mutual agreement of the parties hereto.

4.       Phase I - Pre-Opening of the Project.

         During Phase I, which shall commence on the Commencement Date, the Consultant shall perform the following consulting and technical services for and on behalf of the Company:

         4.1 The Consultant will review the architectural plans and specifications for the Project and will advise and consult with the Company with respect to the Project layout, public space layouts, food and beverage concepts and facilities and other space programs and requirements for the Project.

         4.2 The Consultant will advise the Company in the selection, retention and coordination of a project manager, architects, interior designers, landscape designers and purchasing agents during the construction period and will provide such professionals with advice with respect to casino operations as may be reasonably required. The Consultant will conduct such inspections and reviews from time to time during the construction period.

         4.3 The Consultant will advise the Company of the preparation of staffing requirements, employment time tables and hiring and training guidelines, wages and benefit plans for employees and other programs relating to staffing for the Project employees.

         4.4 The Consultant will advise the Company in the preparation, revision and updating from time to time of the pre-opening operating budget and marketing plan for the Project and its various departments.

         4.5 At an appropriate time prior to the opening, the Consultant will provide advice to the Company with respect to the hiring and retaining of a general manager and such other department heads as may be reasonably required in each case, and thereafter, with the assistance of such department heads, the Consultant

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                  will advise the Company on the engagement of a full staff of employees for the Project.

         4.6 The Consultant will advise the Company in the coordination of the development of the Project operating concepts, the selection and acquisition of gaming equipment and the development of a credit policy and credit collection system.

         4.7 The Consultant will advise the Company in the coordination of securing all licenses necessary to open and operate the Project, including gaming licenses, occupational licenses, liquor licenses, sanitary licenses and the like.

         4.8 The Consultant will advise the Company and the Company will hire and retain sales personnel and establish a sales program for the purpose of marketing the activities and other facilities of the casino, prior to the opening of the Project.

         4.9 The Consultant will advise the Company in the coordination of establishing appropriate accounting, internal financial controls, financial reporting systems, and such other systems and methods of reporting (including those required by applicable law) as may be necessary or appropriate for the Project.

         4.10 The Consultant will assist the Company in the preparation and coordination of pre-opening advertising, public relations and sales budgets and will assist the Company in hiring advertising and public relations firms and coordinate their activities so as to develop a cohesive and coordinated pre-opening program for advertising, public relations and sales of the Project, all subject to the Company's approval.

         4.11 The Consultant shall advise the Company in coordination of the development of operating concepts for the food and beverage facilities, the entertainment lounge and other specialized areas such as uniform and employee areas of the Project.

         4.12 In general, the Consultant will assist the Company in all activities necessary or reasonably required to open the Project for business, to see that the Project is properly staffed and equipped, and to see that there is in place, well in advance of the opening day, a coordinated program for marketing the gaming operations, facilities, and services of the Project.

5.       Phase II - Operation of the Project On and After Opening Date.

         The following provisions shall govern certain of the duties and obligations of the Company and the Consultant from and after the date when the Project shall open for business to the public (the "Opening Date"):


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         5.1      General Duties of Consultant. The Consultant shall provide to and for the benefit of the Company such consulting services as are usually and customarily performed by a consultant for casino operations, and, without limiting the generality of the foregoing, the Consultant is hereby authorized to and shall provide advice, recommendations and counsel to Company regarding the following:

                  5.1.1     Marketing related facilities of the Project.

                  5.1.2 Employment, pay and benefits, supervision, and other policies and procedures applicable to all employees of the Project.

                  5.1.3 Utility services, telephone, security, fire protection services necessary or reasonably required for the operation of the Project.

                  5.1.4 Policies regarding the purchase of (a) food, beverages, operating supplies, and other merchandise; and (b) gaming equipment, reservation systems, security systems, telex equipment, and other mechanical and electronic equipment and systems necessary for the proper operation of the Project.

                  5.1.5 The establishment of necessary accounting systems and internal controls as may be required by applicable gaming laws and regulations and the development of such periodic financial reports and other reports with respect to operations of the Project from time to time as may be specially required hereunder, or consult with the firm of Independent Auditors hired or retained for the Project (the "Auditors") to prepare and file same, and cooperate with and assist the Auditors in so doing.

                  5.1.6 Advise concerning all policies and procedures affecting overall operations of the Project in accordance with first class standards in the industry.

                  5.1.7 Assist the Company in evaluating marketing plans, including the promotion of the Project facilities and the hiring, building and retention of entertainment appropriate for the Project.

                  5.1.8 Advise concerning such other things required to be done in or about the Project as necessary to comply with all statutes, ordinances, laws, rules, regulations, orders and requirements of any governmental body or agency and any appropriate departments, commissions, boards and offices thereof having jurisdiction in the matter respecting the use or operation thereof.

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6.       No Authority to Operate or Manage.

         Consultant is engaged hereunder solely in a consulting and advisory capacity. Nothing contained in this Agreement permits or authorizes, nor shall anything be construed to permit or to authorize, Consultant, without the prior written authorization of the Company, (i) to operate or manage any Project or to establish the costs of operating or administering the same; (ii) to hire, terminate or determine wages, salaries or benefits for any employee or any other person employed to work at or about any Project (iii) to establish policies or procedures for the operation or management of any Project; (iv) to instruct, direct or supervise employees or any other person employed to work at or about any Project regarding the operation or management of any Project; (v) to bind the Company or to act as an agent of the Company with regard to the operation of any Project; or (vi) to take any other action that could reasonably be construed as managing or operating any Project or that would otherwise violate the purpose and intent of this Agreement.

7. Confidentiality. It is understood that in the course of the Consultant's performance under this Agreement with the Company, the Consultant has become and will continue to become acquainted with Confidential Information (as defined below). The Consultant recognizes that Confidential Information has been developed by the Company at great expense, is confidential and proprietary to the Company, and is and shall remain the exclusive property of the Company. "Confidential Information" shall mean all proprietary and other information concerning any Project as well as the Company generally and all of its lines of business, including but not limited to information concerning the Company's customers, vendors and others with whom it transacts business, its methods of operation and other trade secrets, its future plans and strategies, and any financial information concerning the Company or any Project. The Consultant agrees that all Confidential Information is the exclusive property of the Company and that Consultant will not, and shall not permit any of its officers, directors, shareholders, partners, employees, or agents to, remove the originals or make copies of any Confidential Information without the Company's prior written consent. The Consultant shall not, and shall not permit any of its officers, directors, shareholders, partners, employees, or agents to, use Confidential Information for any purposes other than to carry out such obligations under this Agreement and will not divulge Confidential Information to any other person or entity during or after the term of this Agreement without the Company's prior written consent, unless required by law or judicial or other process. The provisions of this Section 7 shall continue to apply to the parties after this Agreement is terminated. Upon termination of this Agreement, the Consultant shall promptly return to the Company originals or copies of any and all materials, documents, notes, manuals or lists containing or embodying Confidential Information, or relating directly or indirectly to the business of the Company or with respect to any Project, in the possession or control of Consultant. Consultant agrees that the Company shall be entitled to equitable relief including injunction, in the event of any breach of the provisions of this
         Section 7 and Section 12 hereof in addition to any right at law to damages. In addition, Consultant hereby acknowledges that it is aware, that the United States securities laws prohibit any

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         person who has material, non-public information concerning the matters which are the subject of this Agreement and the business of the Company from purchasing or selling securities of the Company from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consultant consents that it shall not violate, and shall not permit any of its officers, directors, shareholders, partners, employees or agents to violate, any provision of the aforementioned laws or the analogous laws of any State of the United States.

8.       Scope of Relationship.

         Nothing contained in this Agreement creates nor shall anything be construed to create, an agency relationship, a partnership, joint venture or any other association between the Company and Consultant with regard to the operation and management of any Project.

9.       Compensation.

         Consultant shall be compensated for services rendered under this Agreement in accordance with the following fee schedule:

         9.1. As of the Commencement Date, Consultant shall be paid a fee of US$[21,000] per month for twenty-four months, or a pro-rata portion thereof for any partial month in which services are provided, which amount shall be due and payable the first day of each month effective as of October 1, 1997. Consultant shall be entitled to receive a bonus payment of US$250,000 on the second anniversary of this Agreement assuming Consultant is not in breach of any provision of this Agreement at such time and this Agreement shall not have been terminated prior thereto. Commencing on October 1, 1997 and until the Commencement Date, Consultant shall be paid a fee equal to US$[21,000] per month, or a pro-rata portion thereof for any partial month in which services are provided.

         9.2 In consideration for the services to be provided hereunder, the Company hereby grants to the Consultant options to purchase up to 100,000 shares of the Company's common stock (the "Option"), subject to the terms set forth below. The exercise price of the Option shall be $6.50 per share of the Company's common stock. The Option may be exercised as follows: (i) on or after the first year anniversary of the Commencement Date, the option to purchase up to 50,000 shares of the Company's common stock; and (ii) on or after the second year anniversary of the Commencement Date, the option to purchase up to an additional 50,000 shares of the Company's common stock. The Option will expire on the third year anniversary of the Commencement Date. The Option granted hereunder is subject, in all respects, to the terms of the Company's 1996 Stock Option Plan, as amended (the "Stock Option Plan"). If for any reason, this Agreement is terminated by either the Company

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                  or the Consultant, the Option shall immediately terminate;
                  provided, however that in the event that the Consultant has exercised the option in accordance with the terms of this Agreement, subject to the terms of the Stock Option Plan, prior to any termination of the Agreement by the Company, the Consultant shall be entitled to purchase such shares thereunder.

         9.3 In consideration for the compensation to be paid to Consultant hereunder in Sections 9.1 and 9.2, Consultant agrees that during the period of this Agreement, Consultant agrees to perform the services described in this Agreement with respect to any other casino to be developed by the Company, in addition to the Sakhalin Project, subject to the prior written approval by the Company.

10.      Expenses.

         In addition to the fees provided in Section 9, the Company shall reimburse Consultant for all direct travel and related expenses reasonably and necessarily incurred in the performance of the services requested under this Agreement, subject to written documentation of such expenses provided to the Company.

11.      Termination.

         The Company shall have the right to terminate this Agreement for cause. For purposes of this Agreement, the term "cause" shall mean: (a) a finding by the Company that Consultant or Hartley has willfully and materially failed, refused or neglected to perform and discharge his duties and responsibilities hereunder for at least 15 business days after written notice from the Company setting forth the actions or omissions, as the case may be, which constitute such failure, refusal or neglect, (b) the Consultant's or Hartley's violation of scope and intent of this Agreement, (c) a material breach of the Consultant's obligations under this Agreement which results in a material detriment to the Company or any Project, (d) the Consultant's or Hartley's engagement in misconduct materially injurious to the Company or any Project, (e) the Consultant's or Hartley's intentional misappropriation of property or corporate opportunity of the Company or with respect to any Project for use by the Consultant or third parties, (f) the Consultant's or Hartley's commission of an act of fraud or embezzlement, (g) the Consultant's or Hartley's conviction for a crime (excluding minor traffic offenses) or (h) the termination of Hartley's control of the Consultant or the unavailability of Hartley to provide the services required of Consultant hereunder. Consultant shall have the right to terminate this Agreement in the event that the Company elects not to proceed with any Project.

12.      Non-competition, Non-Solicitation.

         12.1 During the term of this Agreement and for a period of two (2) years after the termination of this Agreement, the Consultant shall not (i) directly or indirectly, as an employee, agent, manager, director, officer, controlling

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                  stockholder, partner or otherwise, engage or participate in any business engaged in any activities competitive with any activities in which the Company is engaged with respect to the casino business within a ____ mile radius of the Sakhalin Project or any other casino property owned or managed by the Company or its affiliated entities during the term of this Agreement, or (ii) solicit from any client or division, department or subsidiary of any client of the Company, or any individual employed by any of the foregoing, for whom the Consultant performed services during the course of performance under this Agreement, any business relating to services similar to the services which were so performed by the Consultant under this Agreement. In addition, the Consultant shall not during such time request or cause any client of the Company to cancel or terminate any business relationship with the Company or any of its subsidiaries or with respect to any Project or any other casino property owned or managed by the Company or its affiliated entities, or directly or indirectly solicit or otherwise cause any employee to terminate such employee's relationship with the Company or with respect to any Project or any other casino property owned or managed by the Company or its affiliated entities.

         12.2 If any portion of the restrictions set forth in this Section 12 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         12.3 The Consultant declares that the foregoing scope, territorial and time limitations are reasonable and properly required for the adequate protection of any Project or any other casino property owned or managed by the Company or its affiliated entities. In the event any such scope, territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Consultant agrees to the reduction of said scope, territorial or time limitation to such scope, area or period which said court shall have deemed reasonable.

         12.4 The existence of any claim or cause of action by the Consultant against the Company other than under this Agreement shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

13.      Avoidance of Conflicts.

         Except to the extent consented to in writing by the Company, during the term of this Agreement, Consultant agrees that neither it, nor any entity in which it owns a controlling interest shall represent, manage or consult with any entity, if such representation or consultation would: (i) create a conflict of interest with the matters on which Consultant consults with and advises the Company with respect to any Project, (ii) prejudice, damage or be adverse to any interest of the Company with

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         respect to any Project, (iii) adversely affect Consultant's professional judgement with respect to the Company as it relates to any Project; or (iv) adversely affect Consultant's responsibility to the Company with respect to any Project.

14.      Binding Effect.

         This Agreement and the rights and obligations arising hereunder shall inure to the benefit of, be binding upon and enforceable by the Company and Consultant and their respective successors, permitted assigns, heirs and representatives, it is understood and agreed that neither party shall be entitled to circumvent this Agreement (including, limitation, the provisions hereof relating to avoidance of conflicts and non- disclosure of confidential information) by acting, directly or indirectly by or through one or more of such party's principals, companies, employees, agents, affiliates.
         subsidiaries supervision or control.

15.      Assignments.

         Neither party to this Agreement may assign this Agreement without the prior written consent of the other, provided, however, that the Company may assign all or a part of its rights and obligations hereunder to one or more subsidiaries or affiliates of the Company.

16.      Headings.

         The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

17.      Interpretation.

         In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

18.      Notices.

         All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or by facsimile transmission, sent by recognized overnight courier service, or mailed by registered or certified mail, addressed to the address set forth at the end of this Agreement, or to such changed

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         address as such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

                  To the Consultant:
                  Star Casinos Ltd.
                  59 Holland Park
                  London W113SJ
                  Tel.:441717273051
                  Fax:441712433170

                  To the Company:
                  Conserver Corporation of America
                  2655 LeJeune Road
                  Suite 535
                  Coral Gables, Fl   33134
                  Tel.:305-444-3888
                  Fax: 305-444-7550

19.      Waivers.

         If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

20.      Complete Agreement; Amendments.

         The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any letter agreements or other writings by and among the Consultant and the Company. This Agreement may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto.

21.      Applicable Law.

         The validity, construction and enforceability of, and the rights and obligations of the parties under this Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of New York without giving effect to conflict of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of any New York State and Federal Court sitting in the City of New York with respect to any suit, action or proceeding arising out of or related to this Agreement.





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         IN WITNESS WHEREOF, the Company and Consultant have executed this
Agreement as of the day and year first above written.

STAR CASINOS LTD.                              CONSERVER CORPORATION OF AMERICA


By         /s/                                 By           /s/
  ------------------------                       ---------------------------
  David Hartley                                  Charles H. Stein
                                                 President

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